Exhibit 5.1

[GREENBERG TRAURIG LETTERHEAD]

March 22, 2018
Full House Resorts, Inc.
One Summerlin
1980 Festival Plaza Drive
Suite 680
Las Vegas, Nevada 89135

Re:        Registration Statement on Form S-3

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 (File No. 333-222390) (the "Shelf Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), by Full House Resorts, Inc., a Delaware corporation (the "Company"), and declared effective by the Commission on January 12, 2018, our opinion letter dated January 2, 2018 and included as Exhibit 5.1 to the Shelf Registration Statement, the prospectus included in the Registration Statement (the "Base Prospectus"), as supplemented by the prospectus supplement dated March 22, 2018 (the "Prospectus Supplement" and the Base Prospectus as so supplemented, the "Prospectus"), covering up to 4,166,667 shares of the Company’s common stock, par value $0.0001 per share (the "Shares").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

With respect to the opinions set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

1.	The Amended and Restated Certificate of Incorporation of the Company, as amended to date;

2.	The Amended and Restated By-laws of the Company;

3.	The Shelf Registration Statement;

4.	The Prospectus;

5.
The resolutions of the board of directors of the Company relating to the approval of the filing of the Shelf Registration Statement and the transactions in connection therewith, and the approval of the offering of Shares; and

6.	Such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of originals or such latter documents. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares have been duly authorized for issuance by the Company and, when issued and sold by the Company against payment therefor in the manner described in the Shelf Registration Statement and the Prospectus, the Shares will be validly issued, fully paid and nonassessable.

We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than federal securities laws, and the laws of the State of Delaware. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We understand that this opinion is to be used in connection with the Shelf Registration Statement. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed as of the date hereof and to the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP